Exhibit 11


                             MARCAM SOLUTIONS, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)


                                                        Three Months Ended           Nine Months Ended
                                                             June 30,                    June 30,
                                                        1997          1996           1997         1996
                                                        ----          ----           ----         ----
NET LOSS                                              $(26,977)   $ (10,582)        $(35,393)   $(24,190)
                                                      --------    ---------         --------    --------


PRIMARY EARNINGS PER SHARE

Common stock:
Shares outstanding from beginning
   of period                                            11,497       11,411           11,431      11,271
Pro rata shares:
  Exercise of stock options                                  1           18               14          87
  Sales of common stock under
    Employee Stock Purchase Plan                            -            -                27          24
                                                      --------    ---------         --------    --------
                                                        11,498       11,429           11,472      11,382
                                                      --------    ---------         --------    --------

Net loss per share                                    $  (2.35)   $   (0.93)        $  (3.09)   $  (2.13)
                                                      ========    =========         ========    ========

FULLY DILUTED EARNINGS PER SHARE

Common stock:
Shares outstanding from beginning
  of period                                             11,497       11,411           11,431      11,271
Pro rata shares:
  Exercise of stock options                                  1           18               14          87
  Sales of common stock under
     Employee Stock Purchase Plan                           -            -                27          24
                                                      --------    ---------         --------    --------
                                                        11,498       11,407           11,472      11,382
                                                      ========    =========         ========    ========

Net loss per share                                    $  (2.35)   $   (0.93)        $  (3.09)   $  (2.13)
                                                      ========    =========         ========    ========